Exhibit 24.1

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. McMunn and Bruce W. Teeters, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, for him or her in any and all capacities, to sign the Registration Statement of Consolidated-Tomoka Land Co. on Form S-8 under the Securities Act of 1933, as amended, with respect to shares of Consolidated-Tomoka Land Co.’s common stock issuable under the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan, and any and all amendments including post-effective amendments, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming that each such attorney-in-fact or agent or his substitute, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John J. Allen John J. Allen	Director	July 28, 2010

/s/ William H. Davison William H. Davison	Director	July 28, 2010

/s/ Gerald L. DeGood Gerald L. DeGood	Director	July 28, 2010

/s/ Jeffry B. Fuqua Jeffry B. Fuqua	Director	July 28, 2010

/s/ Allen C. Harper Allen C. Harper	Director	July 28, 2010

/s/ William L. Olivari William L. Olivari	Director	July 28, 2010

/s/ Linda Loomis Shelley Linda Loomis Shelley	Director	July 28, 2010

/s/ A. Chester Skinner, III A. Chester Skinner, III	Director	July 28, 2010

/s/ William J. Voges William J. Voges	Chairman of the Board, Director	July 28, 2010

/s/ Thomas P. Warlow, III Thomas P. Warlow, III	Director	July 28, 2010